News Release
International Paper Reports 2015 Third-Quarter Earnings
Solid Results Driven by Continued Strong Performance in North American Industrial Packaging

MEMPHIS, Tenn. – October 28, 2015 – International Paper (NYSE: IP) today reported third quarter 2015 net earnings attributable to common shareholders of $220 million ($0.53 per share) compared with net earnings of $227 million ($0.54 per share) in the second quarter of 2015 and $355 million ($0.83 per share) in the third quarter of 2014. Operating Earnings were $407 million ($0.97 per share) in the third quarter of 2015, compared with $409 million ($0.97 per share) in the second quarter of 2015 and $409 million ($0.95 per share) in the third quarter of 2014. Net earnings in all periods include the impact of special items, if any, non-operating pension expense and discontinued operations.
Diluted Earnings Per Share Attributable to International Paper Shareholders

	Third Quarter 2015	Second Quarter 2015	Third Quarter 2014
Net Earnings	$0.53	$0.54	$0.83
Less – Discontinued Operations (Gain) Loss	—	—	(0.04)
Net Earnings (Loss) from Continuing Operations	0.53	0.54	0.79
Add Back – Net Special Items Expense	0.33	0.36	0.08
Add Back – Non-Operating Pension Expense	0.11	0.07	0.08
Operating Earnings*	$0.97	$0.97	$0.95

*	Operating Earnings is defined as net earnings from continuing operations attributable to International Paper Company (GAAP) excluding special items and non-operating pension expense.
Quarterly net sales were $5.7 billion in the third quarter of 2015 compared with $5.7 billion in the second quarter of 2015 and $6.1 billion in the third quarter of 2014. Revenues continue to be negatively impacted by foreign exchange translation.
Business segment operating profits before special items in the third quarter of 2015 were $773 million, compared with $663 million in the second quarter of 2015 and $840 million in the third quarter of 2014.
Free cash flow was $512 million in the third quarter. Cash from operations was $837 million.
“International Paper delivered another strong performance in the third quarter, highlighted by 25% EBITDA margins in our North American Industrial Packaging business and excellent operating results from our Ilim Joint Venture," said Mark Sutton, Chairman and Chief Executive Officer. "We remain confident in our ability to continue to deliver consistent, robust free cash flow and create long-term shareholder value, despite a global macro environment that remains challenged."
SEGMENT INFORMATION
The performance of the company’s business segments is measured quarter to quarter without variations caused by special items, as management focuses on business segment operating profits excluding those items. Third quarter 2015 business segment operating profits and business trends compared with the prior quarter are as follows:

Industrial Packaging operating profits in the third quarter of 2015 were $553 million compared with $528 million in the second quarter of 2015.  In North America, earnings were higher due primarily to lower planned maintenance outage costs, partially offset by lower export pricing and higher input costs.
Printing Papers operating profits were $179 million in the third quarter of 2015 versus $101 million in the second quarter of 2015. Earnings in North America were higher due to increased volume, strong operations and lower planned maintenance outage expenses. In Brazil, earnings improved primarily due to seasonally higher volume in the domestic Brazilian market and strong results on export sales.
Consumer Packaging operating profits were $41 million (a loss of $153 million including special items) in the third quarter of 2015 compared with $34 million ($47 million including special items) in the second quarter of 2015. In North America, improved manufacturing operations and lower planned maintenance outage costs were partially offset by weaker commercial conditions, which resulted in increased market-related downtime, slightly lower prices and a less favorable mix. Earnings in Europe were higher mainly due to increased volume and lower planned maintenance outage costs.

International Paper recorded Ilim joint venture equity loss of $9 million in the third quarter of 2015 compared with earnings of $67 million in the second quarter of 2015. Primarily due to Ilim’s U.S. dollar denominated net debt, the company recognized a non-cash after-tax foreign exchange loss of $65 million in the third quarter of 2015 ($0.15 per share), compared with an after-tax gain of $27 million in the second quarter of 2015 ($0.06 per share). The JV recorded record operational EBITDA results for the quarter due to increased margins on export sales and strong operational performance.
CORPORATE EXPENSES
Net corporate expenses, excluding non-operating pension expense, for the third quarter of 2015 were $10 million compared with $8 million in the second quarter of 2015.
EFFECTIVE TAX RATE
The effective tax rate before special items and non-operating pension expense for the third quarter of 2015 was 33%, compared with an effective tax rate of 33% in the second quarter of 2015.
EFFECTS OF SPECIAL ITEMS
Special items in the third quarter of 2015 included a pre-tax loss of $25 million ($16 million after taxes) for Restructuring and other charges. Included within Restructuring and other charges were a pre-tax charge of $17 million ($11 million after taxes) related to the restructuring of our 2006 timber monetization, net pre-tax charges of $7 million ($4 million after taxes) related to the sale of the Carolina® Coated Bristols brand and costs associated with the conversion of the Riegelwood, North Carolina facility to 100% pulp production and a charge of $1 million (before and after taxes) for other items. Special items also included a pre-tax charge of $186 million ($125 million after taxes) for the impairment of goodwill and other assets of the IP-Sun JV.
Special items in the second quarter of 2015 included a net pre-tax loss of $194 million ($125 million after taxes) for Restructuring and other charges. Included within Restructuring and other charges were a pre-tax charge of $207 million ($133 million after taxes) for premiums paid on a cash tender offer on outstanding debt, a net pre-tax gain of $14 million ($9 million after taxes) related to the sale of the Carolina® Coated Bristols brand and costs associated with the conversion of the Riegelwood, North Carolina facility to 100% pulp production, and a charge of $1 million (before and after taxes) for other items. Special items also included a pre-tax gain of $4 million ($2 million after taxes) related to state tax credits, a tax expense of $23 million for the tax impact of the 2015 cash pension contribution of $750 million and a tax expense of $5 million for other items.
Special items in the third quarter of 2014 included a net pre-tax loss of $24 million ($15 million after taxes) for Restructuring and other charges. Included within Restructuring and other charges were a pre-tax charge of $13 million ($8 million after taxes) for debt extinguishment costs, a pre-tax charge of $3 million ($2 million after taxes) for costs associated with the closure of our Courtland, Alabama mill, pre-tax charges of $5 million ($3 million after taxes) for costs associated with the restructuring of our EMEA Packaging business and pre-tax charges of $3 million ($2 million after taxes) for other items. Also included in special items were a pre-tax charge of $35 million ($21 million after taxes) for a multi-employer pension plan withdrawal liability, a pre-tax charge of $32 million ($17 million after taxes) related to a foreign tax amnesty program, a gain of $20 million (before and after taxes) related to the resolution of a legal contingency in India, charges of $1 million (before and after taxes) for integration costs related to the Temple-Inland acquisition and a pre-tax charge of $5 million ($3 million after taxes) for a refund of previously taken state tax credits.

DISCONTINUED OPERATIONS
As a result of the July 1, 2014 spin-off of the xpedx business, all prior year amounts have been adjusted to reflect xpedx as a discontinued operation. Previously reported information regarding the Distribution reportable segment has been excluded as this reportable segment was comprised solely of the xpedx business.
Discontinued operations in the third quarter of 2014 included a gain of $11 million ($14 million after taxes) for the recovery of costs related to the July 1, 2014 spin-off of our xpedx business and a tax benefit of $2 million related to the divestiture of the Temple-Inland Building Products business.
EARNINGS WEBCAST
The company will hold a webcast to review earnings at 9:00 a.m. ET / 8:00 a.m. CT today. All interested parties are invited to listen to the webcast live and view the slides to be presented at the webcast via the company’s Internet site at http://www.internationalpaper.com by clicking on the Investors tab and going to the presentations page. A replay of the webcast will also be available beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper third quarter earnings call. The conference ID number is 52258735. Participants should call in no later than 8:45 a.m. ET (7:45 a.m. CT). An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (800) 585-8367, and when prompted for the conference ID, enter 52258735.
About International Paper
International Paper (NYSE: IP) is a global leader in packaging and paper with manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. Its businesses include industrial and consumer packaging along with uncoated papers and pulp. Headquartered in Memphis, Tenn., the company employs approximately 58,000 people and is strategically located in more than 24 countries serving customers worldwide. International Paper net sales for 2014 were $24 billion. For more information about International Paper, its products and stewardship efforts, visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and increases in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities; (vi) risks inherent in conducting business through joint ventures; and (vii) our ability to achieve the benefits we expect from all strategic acquisitions, divestitures and restructurings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Contacts:
Media: Thomas J. Ryan, 901-419-4333; Investors: Jay Royalty, 901-419-1731 and Michele Vargas, 901-419-7287

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2015		2014		2015		2015		2014
Net Sales	$5,691		$6,051		$5,714		$16,922		$17,674
Costs and Expenses
Cost of products sold	3,891		4,055	(d)	3,968	(i)	11,703		12,149	(d)
Selling and administrative expenses	417		467	(e)	403		1,226		1,331	(n)
Depreciation, amortization and cost of timber harvested	329		358		328		980		1,060
Distribution expenses	334		394		367		1,058		1,137
Taxes other than payroll and income taxes	39		43		44		127		137
Restructuring and other charges	25	(a)	24	(f)	194	(j)	219	(l)	830	(o)
Impairment of business	186	(b)	—		—		186	(b)	—
Interest expense, net	141		158	(g)	144		422		465	(g)
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	329	(a,b)	552	(d-g)	266	(i,j)	1,001	(b,l)	565	(d,g,n,o)
Income tax provision (benefit)	106	(c)	147		110	(k)	346	(m)	89	(p)
Equity earnings (loss), net of taxes	(13)		(72)		62		84		(64)
Earnings (Loss) From Continuing Operations	210	(a-c)	333	(d-g)	218	(i-k)	739	(b,l,m)	412	(d,g,n-p)
Discontinued operations, net of taxes	—		16	(h)	—		—		(4)	(q)
Net Earnings (Loss)	210	(a-c)	349	(d-h)	218	(i-k)	739	(b,l,m)	408	(d,g,n-q)
Less: Net earnings (loss) attributable to noncontrolling interests	(10)		(6)		(9)		(21)		(13)
Net Earnings (Loss) Attributable to International Paper Company	$220	(a-c)	$355	(d-h)	$227	(i-k)	$760	(b,l,m)	$421	(d,g,n-q)
Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.53	(a-c)	$0.80	(d-g)	$0.54	(i-k)	$1.81	(b,l,m)	$0.99	(d,g,n-p)
Discontinued operations	—		0.04	(h)	—		—		(0.01)	(q)
Net earnings (loss)	$0.53	(a-c)	$0.84	(d-h)	$0.54	(i-k)	$1.81	(b,l,m)	$0.98	(d,g,n-q)
Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.53	(a-c)	$0.79	(d-g)	$0.54	(i-k)	$1.80	(b,l,m)	$0.98	(d,g,n-p)
Discontinued operations	—		0.04	(h)	—		—		(0.01)	(q)
Net earnings (loss)	$0.53	(a-c)	$0.83	(d-h)	$0.54	(i-k)	$1.80	(b,l,m)	$0.97	(d,g,n-q)
Average Shares of Common Stock Outstanding - Diluted	417.5		428.6		421.9		421.9		433.7
Cash Dividends Per Common Share	$0.4000		$0.3500		$0.4000		$1.2000		$1.0500
Amounts Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations, net of tax	$220	(a-c)	$339	(d-g)	$227	(i-k)	$760	(b,l,m)	$425	(d,g,n-p)
Discontinued operations, net of tax	—		16	(h)	—		—		(4)	(q)
Net earnings	$220	(a-c)	$355	(d-h)	$227	(i-k)	$760	(b,l,m)	$421	(d,g,n-q)
The accompanying notes are an integral part of this consolidated statement of operations.

(a)
Includes a pre-tax charge of $17 million ($11 million after taxes) for costs associated with the Timber Monetization restructure, a pre-tax charge of $7 million ($4 million after taxes) related to the sale of the Carolina Coated Bristols brand and costs associated with the Riegelwood mill conversion to 100% pulp production, and a charge of $1 million (before and after taxes) for costs associated with the Coated Paperboard sheet plant closures.

(b)	Includes a pre-tax charge of $186 million ($192 million after taxes) for asset write-offs associated with the announced definitive agreement to sell our 55% equity share in the IP-Sun JV.

(c)	Includes a tax benefit of $67 million related to the impairment of the IP-Sun JV.

(d)	Includes a pre-tax charge of $5 million ($3 million after taxes) for a refund of previously claimed state tax credits.

(e)
Includes a gain of $18 million (before and after taxes) for the resolution of a legal contingency in India, a pre-tax charge of $35 million ($21 million after taxes) for costs associated with a multi-employer pension plan withdrawal liability, a pre-tax charge of

$24 million ($13 million after taxes) for costs associated with a foreign tax amnesty program and charges of $1 million (before and after taxes) for other items.

(f)
Includes a pre-tax charge of $13 million ($8 million after taxes) for debt extinguishment costs, a pre-tax charge of $3 million ($2 million after taxes) for costs associated with the shutdown of our Courtland mill, a pre-tax charge of $5 million ($3 million after taxes) for costs associated with the restructuring of the Company's EMEA Packaging business, and a net pre-tax loss of $3 million ($2 million after taxes) for other items.

(g)
Includes interest income of $2 million (before and after taxes) associated with the resolution of a legal contingency in India, and a pre-tax expense of $8 million ($4 million after taxes) associated with a foreign tax amnesty program.

(h)
Includes a net pre-tax gain of $11 million ($14 million after taxes) for the recovery of costs related to the spin-off of the xpedx business and a $2 million tax benefit associated with the Building Products divestiture.

(i)	Includes a pre-tax gain of $4 million ($2 million after taxes) for the partial reversal of a 2014 accrual for the repayment of previously claimed state tax credits.

(j)
Includes a pre-tax charge of $207 million ($133 million after taxes) for debt premium costs, a net pre-tax gain of $14 million ($9 million after taxes) related to the sale of the Carolina Coated Bristols brand and costs associated with the Riegelwood mill conversion to 100% pulp production, and a charge of $1 million (before and after taxes) for costs associated with the Coated Paperboard sheet plant closures.

(k)	Includes a tax expense of $23 million for the 2014 tax impact of the 2015 cash pension contribution of $750 million and a tax expense of $5 million for other items.

(l)
Includes a pre-tax charge of $207 million ($133 million after taxes) for debt premium costs, a net pre-tax gain of $7 million ($5 million after taxes) related to the sale of the Carolina Coated Bristols brand and costs associated with the Riegelwood mill conversion to 100% pulp production, a charge of $2 million (before and after taxes) for costs associated with the Coated Paperboard sheet plant closures, and a pre-tax charge of $17 million ($11 million after taxes) for costs associated with the Timber Monetization restructure.

(m)
Includes a tax benefit of $67 million related to the impairment of the IP-Sun JV, a tax expense of $23 million for the 2014 tax impact of the 2015 cash pension contribution of $750 million and a tax expense of $5 million for other items.

(n)
Includes a gain of $18 million (before and after taxes) for the resolution of a legal contingency in India, a pre-tax charge of $35 million ($21 million after taxes) for costs associated with a multi-employer pension plan withdrawal liability, a pre-tax charge of $24 million ($13 million after taxes) for costs associated with a foreign tax amnesty program, and pre-tax charges of $15 million ($9 million after taxes) for integration costs associated with the acquisition of Temple-Inland.

(o)
Includes a pre-tax charge of $275 million ($168 million after taxes) for debt extinguishment costs, pre-tax charges of $547 million ($334 million after taxes) for costs associated with the shutdown of our Courtland mill, pre-tax charges of $4 million ($3 million after taxes) for costs associated with Coated Paperboard sheet plant closures, pre-tax charges of $5 million ($3 million after taxes) for costs associated with the restructuring of the Company's EMEA Packaging business, a charge of $4 million (before and after taxes) for costs associated with the restructuring of the Company's box operations in Asia, and a pre-tax gain of $5 million ($4 million after taxes) associated with our Brazil Packaging business.

(p)	Includes a tax expense of $10 million associated with a state legislative change and a tax benefit of $1 million for other items.

(q)
Includes net pre-tax charges of $23 million ($16 million after taxes) for costs associated with the spin-off of the xpedx business, pre-tax charges of $1 million (a gain of $1 million after taxes) for costs associated with the restructuring of xpedx and pre-tax charges of $2 million ($0 million after taxes) for costs associated with the Building Products divestiture.

INTERNATIONAL PAPER COMPANY
Reconciliation of Operating Earnings to Net Earnings
Attributable to International Paper Company
Preliminary and Unaudited
(In millions except for per share amounts)

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2015		2014		2015		2015		2014
Operating Earnings	$407		$409		$409		$1,173		$1,069
Non-Operating Pension	(46)		(33)		(31)		(121)		(97)
Special Items	(141)	(a)	(37)	(b)	(151)	(c)	(292)	(d)	(547)	(e)
Earnings (Loss) from Continuing Operations, including non-controlling interest	220		339		227		760		425
Discontinued operations	—		16	(f)	—		—		(4)	(g)
Net Earnings (Loss) as Reported Attributable to International Paper Company	$220		$355		$227		$760		$421

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
Diluted Earnings per Common Share	2015		2014		2015		2015		2014
Operating Earnings Per Share	$0.97		$0.95		$0.97		$2.78		$2.46
Non-Operating Pension	(0.11)		(0.08)		(0.07)		(0.28)		(0.22)
Special Items	(0.33)		(0.08)		(0.36)		(0.70)		(1.26)
Continuing Operations	0.53		0.79		0.54		1.80		0.98
Discontinued operations	—		0.04		—		—		(0.01)
Diluted Earnings per Common Share as Reported	$0.53		$0.83		$0.54		$1.80		$0.97
Notes:

(a)	See footnotes (a) - (c) on the Consolidated Statement of Operations

(b)	See footnotes (d) - (g) on the Consolidated Statement of Operations

(c)	See footnotes (i) - (k) on the Consolidated Statement of Operations

(d)	See footnotes (b), (l), (m) on the Consolidated Statement of Operations

(e)	See footnotes (d), (g), (n)- (p) on the Consolidated Statement of Operations

(f)	See footnote (h) on the Consolidated Statement of Operations

(g)	See footnote (q) on the Consolidated Statement of Operations

(1)
The Company calculates Operating Earnings by excluding the after-tax effect of non-operating pension expense and items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

(2)	Since diluted earnings per share are computed independently for each period, nine-month per share amounts may not equal the sum of the respective quarters.

INTERNATIONAL PAPER COMPANY
Sales and Earnings by Industry Segment
Preliminary and Unaudited
(In millions)
Sales by Industry Segment

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2015		2014		2015		2015		2014
Industrial Packaging	$3,642		$3,754		$3,694		$10,889		$11,247
Printing Papers	1,258		1,453		1,249		3,735		4,280
Consumer Packaging	809		876		797		2,384		2,548
Corporate and Inter-segment Sales	(18)		(32)		(26)		(86)		(401)
Net Sales	$5,691		$6,051		$5,714		$16,922		$17,674
Operating Profit by Industry Segment
	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2015		2014		2015		2015		2014
Industrial Packaging	$553		$527	(b)	$528		$1,549		$1,517	(b)
Printing Papers	179		177	(c)	101		389		(164)	(c)
Consumer Packaging	(153)	(a)	77	(d)	47	(a)	(60)	(a)	127	(d)
Operating Profit	579		781		676		1,878		1,480
Interest expense, net	(141)		(152)	(e)	(144)		(422)		(459)	(e)
Noncontrolling interest/equity earnings adjustment (f)	(6)		(2)		(5)		(10)		—
Corporate items, net	(10)		(3)		(8)		(27)		(16)
Restructuring and other charges	(17)		(18)		(203)		(220)		(281)
Non-operating pension expense	(76)		(54)		(50)		(198)		(159)
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$329		$552		$266		$1,001		$565
Equity Earnings (Loss) in Ilim Holdings S.A., Net of Taxes	$(9)		$(70)		$67		$97		$(58)

(a)
Includes a charge of $186 million for the three months and nine months ended September 30, 2015 for asset write-offs associated with the announced definitive agreement to sell our 55% equity share in the IP-Sun JV, a net expense of $7 million and a net gain of $14 million for the three months ended September 30, 2015 and June 30, 2015, respectively, and a net gain of $7 million for the nine months ended September 30, 2015 related to the sale of the Carolina Coated Bristols brand and the conversion of the Riegelwood mill to 100% pulp production, and charges of $1 million and $1 million for the three months ended September 30, 2015 and June 30, 2015, respectively, and a charge of $2 million for the nine months ended September 30, 2015 for costs associated with the Coated Paperboard sheet plant closures.

(b)
Includes charges of $1 million and $15 million for the three months and nine months ended September 30, 2014, respectively, for integration costs associated with the acquisition of Temple-Inland, a gain of $5 million for the nine months ended September 30, 2014 associated with our Brazil Packaging business, charges of $35 million for the three months and nine months ended September 30, 2014 for costs associated with a multi-employer pension plan withdrawal liability, charges of $5 million for the three months and nine months ended September 30, 2014 for costs related to the restructuring of our EMEA packaging business, and charges of $1 million and $3 million for the three months and nine months ended September 30, 2014, respectively, for other items.

(c)
Includes charges of $3 million and $547 million for the three months and nine months ended September 30, 2014, respectively, for costs associated with the shutdown of our Courtland Mill, a gain of $20 million (including $2 million of interest income) for the three months and nine months ended September 30, 2014 for the resolution of a legal contingency for India, and charges of $32 million (including $8 million of interest expense) for the three months and nine months ended September 30, 2014 for costs associated with a foreign tax amnesty program.

(d)	Includes charges of $2 million and $4 million for the three months and nine months ended September 30, 2014, respectively, for costs associated with the Coated Paperboard sheet plant closures.

(e)	Excludes net interest expense of $6 million that is included in the Printing Papers segment operating profit for the three months and nine months ended September 30, 2014.

(f)
Operating profits for industry segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

INTERNATIONAL PAPER COMPANY
Reconciliation of Operating Profit to Operating Profit Before Special Items
(In millions)

	Three Months Ended September 30, 2015
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$553	$179	$41	$773
Special Items (a)	—	—	(194)	(194)
Operating Profit as Reported	$553	$179	$(153)	$579

	Three Months Ended September 30, 2014
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$569	$192	$79	$840
Special Items (b)	(42)	(15)	(2)	(59)
Operating Profit as Reported	$527	$177	$77	$781

	Three Months Ended June 30, 2015
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$528	$101	$34	$663
Special Items (a)	—	—	13	13
Operating Profit as Reported	$528	$101	$47	$676

	Nine Months Ended September 30, 2015
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$1,549	$389	$121	$2,059
Special Items (a)	—	—	(181)	(181)
Operating Profit as Reported	$1,549	$389	$(60)	$1,878

	Nine Months Ended September 30, 2014
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$1,570	$395	$131	$2,096
Special Items (b)	(53)	(559)	(4)	(616)
Operating Profit as Reported	$1,517	$(164)	$127	$1,480

(a)	See footnote (a) on Sales and Earnings by Industry Segment

(b)	See footnotes (b) - (d) on Sales and Earnings by Industry Segment

(1) The Company calculates Operating Profit Before Special Items by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

INTERNATIONAL PAPER COMPANY
Sales Volume by Product (a)
Preliminary and Unaudited
International Paper Consolidated

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2015	2014	2015	2015	2014
Industrial Packaging (In thousands of short tons)
Corrugated Packaging	2,609	2,618	2,608	7,717	7,767
Containerboard	783	755	818	2,375	2,264
Recycling	588	537	610	1,788	1,850
Saturated Kraft	37	49	38	112	143
Gypsum /Release Kraft	46	49	43	125	129
Bleached Kraft	6	7	6	17	21
EMEA Packaging	340	331	352	1,039	1,023
Asian Box	93	102	81	260	295
Brazilian Packaging	78	76	78	228	238
Industrial Packaging	4,580	4,524	4,634	13,661	13,730
Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	485	506	453	1,404	1,479
European & Russian Uncoated Papers	364	362	366	1,110	1,122
Brazilian Uncoated Papers	294	278	254	783	821
Indian Uncoated Papers	55	58	63	182	173
Uncoated Papers	1,198	1,204	1,136	3,479	3,595
Market Pulp (b)	446	471	428	1,291	1,312
Consumer Packaging (In thousands of short tons)
North American Consumer Packaging	371	396	371	1,080	1,129
European Coated Paperboard	96	91	89	284	253
Asian Coated Paperboard	339	332	315	958	1,007
Consumer Packaging	806	819	775	2,322	2,389

(a)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.

(b)	Includes North American, European and Brazilian volumes and internal sales to mills.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	September 30, 2015	December 31, 2014
Assets
Current Assets
Cash and Temporary Investments	$1,104	$1,881
Accounts and Notes Receivable, Net	2,832	3,083
Inventories	2,340	2,424
Deferred Income Tax Assets	326	331
Assets Held for Sale	1,095	—
Other	212	240
Financial Assets of Special Purpose Entities	4,845	—
Total Current Assets	12,754	7,959
Plants, Properties and Equipment, Net	11,832	12,728
Forestlands	356	507
Investments	260	248
Financial Assets of Special Purpose Entities	2,159	2,145
Goodwill	3,472	3,773
Deferred Charges and Other Assets	1,148	1,324
Total Assets	$31,981	$28,684
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$753	$742
Liabilities Held for Sale	943	—
Accounts Payable and Accrued Liabilities	3,631	4,167
Nonrecourse Financial Liabilities of Special Purpose Entities	4,220	—
Total Current Liabilities	9,547	4,909
Long-Term Debt	8,887	8,631
Nonrecourse Financial Liabilities of Special Purpose Entities	2,056	2,050
Deferred Income Taxes	3,191	3,063
Pension Benefit Obligation	3,017	3,819
Postretirement and Postemployment Benefit Obligation	363	396
Other Liabilities	450	553
Equity
Invested Capital	(307)	706
Retained Earnings	4,656	4,409
Total Shareholders’ Equity	4,349	5,115
Noncontrolling interests	121	148
Total Equity	4,470	5,263
Total Liabilities and Equity	$31,981	$28,684

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Nine Months Ended September 30,
	2015	2014
Operating Activities
Net earnings (loss)	$739	$408
Depreciation, amortization and cost of timber harvested	980	1,068
Deferred income tax expense (benefit), net	101	(139)
Restructuring and other charges	219	865
Pension plan contributions	(750)	(353)
Equity (earnings) loss, net	(84)	64
Periodic pension expense, net	350	290
Impairment of business	186	—
Other, net	132	66
Changes in current assets and liabilities
Accounts and notes receivable	(166)	(214)
Inventories	(221)	(118)
Accounts payable and accrued liabilities	77	(49)
Interest payable	24	16
Other	3	29
Cash Provided By (Used For) Operations	1,590	1,933
Investment Activities
Invested in capital projects	(998)	(961)
Proceeds from divestitures	—	385
Investment in Special Purpose Entities	(198)	—
Proceeds from sale of fixed assets	32	49
Other	(35)	(31)
Cash Provided By (Used For) Investment Activities	(1,199)	(558)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(505)	(891)
Issuance of common stock	2	59
Issuance of debt	2,440	1,970
Reduction of debt	(2,202)	(1,762)
Change in book overdrafts	15	20
Dividends paid	(503)	(451)
Acquisition of redeemable noncontrolling interest	—	(114)
Debt tender premiums	(211)	(269)
Other	—	(4)
Cash Provided By (Used for) Financing Activities	(964)	(1,442)
Cash Included in Assets Held for Sale	(143)	—
Effect of Exchange Rate Changes on Cash	(61)	(17)
Change in Cash and Temporary Investments	(777)	(84)
Cash and Temporary Investments
Beginning of the period	1,881	1,802
End of the period	$1,104	$1,718

INTERNATIONAL PAPER COMPANY
Reconciliation of Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash provided by operations	$837	$933	$1,590	$1,933
Adjustments:
Cash invested in capital projects	(325)	(327)	(998)	(961)
Cash contribution to pension plan	—	90	750	353
Free Cash Flow	$512	$696	$1,342	$1,325